EXHIBIT 99.1

Loop Industries Announces Closing of $35.0 Million Registered Direct Offering to Finance Next Phase of Growth Strategy

MONTREAL, Qc – June 14, 2019 (GLOBE NEWSWIRE) -- Loop Industries, Inc. (Nasdaq:LOOP) (“Loop” or the “Company”), a leading sustainable plastics technology innovator, today announced the closing of its previously announced registered direct offering of 4,093,567 shares of common stock of the Company to Northern Private Capital (“NPC”), at a purchase price per share of $8.55, for gross proceeds of approximately $35.0 million before professional fees giving NPC 10.5% ownership in the Company’s common equity. In addition, the Company has granted NPC a 3-year option that will vest in six months to acquire an additional 4,093,567 shares of common stock of the Company at $11.00 per share which would result in further net proceeds of approximately $45.0 millon.

After deducting professional fees, the Company received net proceeds of approximately $34.6 million. Loop intends to use the net proceeds from this offering to fund its equity commitments for the construction of its first commercial manufacturing facility within its joint venture with Indorama Ventures Limited, as well as general corporate purposes which includes continued investment in R&D for further innovation and funding ongoing operations.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") which was originally filed on August 10,2018, and the base prospectus contained therein. For purposes of compliance with the Securities Act, the offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov. The shares of common stock have not been qualified by prospectus under the securities laws of any province or territory of Canada and are being offered and sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.

1

About Loop Industries, Inc.

Loop Industries, Inc. is a technology and licensing company whose mission is to accelerate the world's shift toward sustainable plastic and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpet and polyester textile of any colour, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and repolymerized to create virgin-quality Loop™ branded PET plastic resin and polyester fiber suitable for use in food-grade packaging to be sold to consumer goods companies to help them meet their sustainability objectives. Through our customers and production partners, Loop is leading a global movement toward a circular economy by raising awareness of the importance of preventing and recovering waste plastic from the environment to ensure plastic stays in the economy for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/.

About Northern Private Capital

Based in Toronto, Northern Private Capital focuses on full and partial control equity investments in North America and the United Kingdom. NPC invests in growth companies with great management and proven, proprietary technology across a range of industries. NPC is currently investing out of Northern Private Capital Fund I Limited Partnership and is the investment vehicle of CFFI Ventures, a company owned and controlled by John Risley.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) and our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

2

For More Information:

CONTACT:

Loop Industries:

Nelson Gentiletti

Chief Operating and Chief Financial Officer

450-951-8555 ext. 223

ngentiletti@loopindustries.com

3